UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 10, 2004

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of Principal Executive Offices)

(703) 709-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

The following information is being furnished pursuant to Item 5

On February 10, 2004, QuadraMed Corporation issued a press release announcing that it had agreed with the plaintiffs’ counsel to settle the securities litigation case filed in October 2002 against Quadramed and certain of its officers and directors. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference in response to this Item 5.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2004

QuadraMed Corporation

/s/
John C. Wright, Executive Vice President and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued February 10, 2004, by QuadraMed Corp.

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